UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 3, 2004
Date of Report (Date of earliest event reported)

QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On May 3, 2004, Quantum Corporation issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL
Shawn Hall Executive Vice President, General Counsel and Secretary

Dated:    May 3, 2004

EXHIBIT INDEX

Exhibit 99.1   Press release, dated May 3, 2004.

Exhibit 99.1   Press release, dated May 3, 2004.

QUANTUM REPORTS FISCAL FOURTH QUARTER RESULTS, MARKING YEAR OF IMPROVEMENT IN MANY AREAS

Fourth Quarter Revenue at High End of Expected Range with Continued Momentum in Storage Systems Business

SAN JOSE, Calif., May 3, 2004 - Quantum Corp. (NYSE:DSS), a global leader in storage, today announced that revenue for its fiscal fourth quarter (FQ4), ended March 31, 2004, was $206 million, slightly up from the prior quarter and at the high end of the expected range the company had previously announced.  The sequential revenue growth was driven by continued momentum in the company’s Storage Systems business and was particularly noteworthy given the seasonal strength of the December quarter.  The company reported a GAAP net loss in the March quarter of $9.1 million, or 5 cents per share.  However, on a non-GAAP basis, Quantum achieved a profit of $1.7 million, or 1 cent per share, diluted.  (For a reconciliation of GAAP to non-GAAP figures, please see the accompanying table entitled “Fiscal Year 2004 GAAP to Non-GAAP Reconciliation.”)

“The March quarter marked the end of a year of improved execution, including good progress in many areas,” said Rick Belluzzo, chairman and chief executive officer of Quantum.  “Despite some challenges, we feel good about the transition we’re making and what we’ve accomplished.  Our Storage Systems business has grown approximately 20 percent in the last year and nearly 50 percent over the last eighteen months.  We’ve increased tape drive gross margins for the sixth straight quarter, improved our overall cost structure, and delivered on our continuing commitment to meeting customers’ backup, recovery and archive needs with three new best-in-class products – the SDLT 600 tape drive, MAKO PX720 tape library and DX100 disk-based backup system.”

For the full fiscal year 2004 (FY04), revenue totaled $808 million.  While this declined from fiscal year 2003 (FY03) largely due to lower royalty and Quantum-branded media revenue, revenue from Quantum’s other businesses increased a total of 14 percent for the year.  Compared to FY03 on both a GAAP and non-GAAP basis, gross margins improved in FY04, and operating expenses were down significantly on a year-over-year basis as a result of Quantum’s concerted efforts in this area.  For FY04, Quantum’s GAAP net loss was $62 million, or 35 cents per share, and its non-GAAP net loss was $6.7 million, or 4 cents per share.  In both cases, this was an improvement over FY03.  (For a reconciliation of GAAP to non-GAAP figures, please see the accompanying table entitled “Fiscal Year 2004 GAAP to Non-GAAP Reconciliation.”)

On both a GAAP and non-GAAP basis, gross margins in FQ4 were roughly flat compared to the prior quarter, while FQ4 operating expenses increased sequentially, as expected, due mainly to the early ramping of three new products and special charges associated with previously announced restructuring.  The GAAP net loss included $7.4 million in special charges associated with previously announced restructuring, a $330 thousand recovery in valuation on the company’s former manufacturing facility in Malaysia, a $650 thousand gain from discontinued operations, and $4.4 million in amortization of acquisition-related intangible assets.  The non-GAAP results excluded these items.  (For a reconciliation of GAAP to non-GAAP figures, please see the accompanying table entitled “Fiscal Year 2004 GAAP to Non-GAAP Reconciliation.”)

For FQ4, revenue in Quantum’s Storage Systems business increased sequentially to $74 million, driven primarily by strength in enterprise library sales to OEMs and service.  Revenue for both the MAKO PX720 and DX100, while small as a percentage of overall revenue at this early stage of deployment, increased significantly from the December quarter.  This reflected strong customer interest in these products and the mutual leverage they create in terms of increased sales opportunities with customers who might initially be looking to purchase only one of the products.  The significant momentum in Quantum’s Storage Systems business can also be seen in a recent report on the calendar year 2003 tape automation market from a leading industry analyst firm.  According to the report, Quantum moved into the number two overall market share position, based on unit volume, up from the number four position a year earlier.  The report also indicated that Quantum was the leader in autoloader unit shipments for the year, selling 45 percent of all autoloaders purchased during the year.

In the March quarter, Quantum’s tape drive revenue was $85 million, and media revenue was $52 million.  While tape drive revenue was down slightly on a sequential basis in FQ4, for the full fiscal year revenue increased more than 4 percent, and unit shipments were up approximately 20 percent.  The unit volume growth for FY04 was driven by both SDLT™ and DLT VS™ tape drives.

Although not yet material from a financial standpoint, SDLT 600 shipments were greater than expected in FQ4.  Overland, Tandberg and Quantum are all offering SDLT 600, which has 50 percent greater capacity and higher performance than its nearest competitor.  Quantum will continue to ramp SDLT 600 over the coming quarters as other OEMs complete qualification and begin shipping.

Commenting on the outlook for its fiscal 2005 first quarter, Quantum said it would be another quarter of transition, as the company focused its efforts on building volume with its new products and further improving its branded business.  Quantum also stated that it remained cautious about media revenue given the complexity of the media market.   As a result of these factors, as well as typical sales softness in the summer, the company said it expected overall revenues to be in the range of $195 million to $205 million, and GAAP and non-GAAP gross margins to be roughly flat to slightly down.  GAAP operating expenses are expected to be in the range of $64 million to $67 million, with non-GAAP operating expenses anticipated to be in the $60 million to $62 million range.  Quantum expects a GAAP loss per share in the range of 3-8 cents and non-GAAP earnings per share to be in the range of a 1-cent per share profit to a 3-cent per share loss.  The GAAP to non-GAAP differences reflect special charges of approximately $2.5 million to $3.5 million associated with previously-taken restructuring and approximately $4.4 million in amortization of acquisition-related intangible assets.  (For a reconciliation of these GAAP to non-GAAP figures, please see the accompanying table entitled “GAAP to Non-GAAP Reconciliation of Projected Fiscal Year 2005 First Quarter Data.”)

Quantum said its priorities for the new fiscal year (FY05) include:

•	Driving growth through new products, opportunities for market share gains, and a more global focus in its branded business;
•	Improving gross margins through greater operational efficiencies that build on the progress the company made in FY04; and
•	Improving Quantum’s cost structure with greater focus, increased simplification and resolution of legacy issues.

“We’re excited about the opportunity we have in FY05 to build on the work we’ve done and progress we’ve made over the last 18 months,” said Belluzzo.  “We’ve greatly improved Quantum’s operational foundation, made changes across the company that are enabling us to serve customers even better, and begun shipping an exceptional set of new products that draw on our long-standing experience and leadership in backup, recovery and archive.”

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release exclude the impact of acquisition-related intangible asset amortization and in-process research and development; special charges; valuation charges and adjustments related to Quantum’s former manufacturing facility in Malaysia, goodwill, venture capital equity investments and net deferred tax assets; discontinued operations; non-operating expenses related to the redemption of the company’s 7 percent convertible debt;and related adjustments to provision for income taxes on Quantum’s operating results.  These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  Quantum’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the company’s operational performance.  For instance, management believes these non-GAAP financial measures are helpful in assessing Quantum’s core operating results.  In addition, these non-GAAP financial measures facilitate management's internal comparisons to Quantum’s historical operating results and comparisons to competitors' operating results.  Quantum includes these non-GAAP financial measures in this press release because the company believes they are useful to investors in allowing for greater transparency related to supplemental information used by management in its financial and operational decision-making.  In addition, Quantum has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in the company’s financial reporting at this time.  Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the table accompanying this press release.

QUANTUM CORPORATION
FISCAL YEAR 2004 GAAP TO NON-GAAP RECONCILIATION

	Three months ended	Twelve months ended
	March 31, 2004
GAAP net loss	$(9,135)	$(62,022)

Adjusting items:
Special charges: mainly severance charges	7,386	12,735
Special charges: valuation charge against manufacturing facility	(334)	2,001
Amortization of intangible assets	4,394	18,477
Results of discontinued operations, net of income taxes	(650)	(1,693)
Valuation charge against net deferred tax assets	–	21,262
Loss on debt extinguishment	–	2,565

Non-GAAP net income (loss)	$1,661	$(6,675)

Non-GAAP net income (loss) per share, diluted	$0.01	$(0.04)

GAAP TO NON-GAAP RECONCILIATION OF PROJECTED FISCAL YEAR 2005 FIRST QUARTER DATA

Projected GAAP gross margin rate	Roughly flat to slightly down
Adjustment: Projected amortization of acquisition-related intangibles	Approximately $3 million
Projected non-GAAP gross margin rate	Roughly flat to slightly down

Projected GAAP operating expenses	Range of $64-67 million
Adjustment: Projected amortization of acquisition-related intangibles and restructuring charges	Approximately $4-5 million
Projected non-GAAP operating expenses	Range of $60-62 million

Projected GAAP loss per share	Range of 3-8 cents
Adjustment: Projected amortization of acquisition-related intangibles and restructuring charges	Approximately 4-5 cents
Projected non-GAAP income (loss) per share	Range of 1 cent income to 3 cents loss

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve a number of risks and uncertainties as identified in the Safe Harbor Statement of the press release.

These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Please see the section of this press release titled Use of Non-GAAP Financial Measures for more information.

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, May 3, 2004, at 2:00 p.m. PDT. Press and industry analysts are invited to attend in listen-only mode. Dial-in number: 303-262-2193 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, May 3, 2004, at 2:00 p.m. PDT. Site for the webcast and related information: http://investors.quantum.com/.

About Quantum

Quantum Corp. (NYSE:DSS), founded in 1980, is a global leader in storage,delivers highly reliable backup, recovery and archive solutions that meet demanding requirements for data integrity and availability with superior price/performance and comprehensive service and support.  Quantum is the world's largest supplier of half-inch cartridge tape drives, and its DLTtape™ technology is the standard for tape backup, recovery and archive of business-critical data for the mid-range enterprise. Quantum offers the broadest portfolio of tape autoloaders and libraries and is one of the pioneers in the disk-based backup market, providing solutions that emulate a tape library but are optimized for backup and recovery.  Quantum sales for the fiscal year ended March 31, 2004, were approximately $808 million.  Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

###

Quantum and the Quantum logo are trademarks of Quantum Corporation registered in the United States and other countries.  DLT, DLT VS, DLTtape, SDLT, Super DLTtape, DLTSage, SuperLoader, DX and MAKO are trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Specifically, without limitation, statements relating to our expectation that we will continue to ramp SDLT 600 over the coming quarters as other OEMs complete qualification and begin shipping, our fiscal 2005 priorities and opportunities and all of our financial outlook for our fiscal 2005 first quarter, are forward-looking statements within the meaning of the Safe Harbor.  These statements are based on management's current expectations and are subject to certain risks and uncertainties.  As a result, actual results may differ materially from the forward-looking statements contained herein.  Factors that could cause actual results to differ materially from those described herein include, but are not limited to, our ability to successfully execute to our product roadmaps and timely ship our products, the risk that lower volumes and continuing price and cost pressures could lead to lower gross margins, we might not receive media royalties from media manufacturers at the levels we expect, and we might not see anticipated acceptance of, or demand for, our products.  More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Trends and Uncertainties,” pages 51 to 62 in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 11, 2004.   In particular, you should review the risk factors on pages 52, 53 and 55 of our Form 10-Q under the headings “A large percentage of our sales come from a few customers, and these customers have no minimum or long-term purchase commitments. The loss of, or a significant change in demand from, one or more key customers could materially and adversely affect our business, financial condition and operating results”, “Competition has increased, and may increasingly intensify, in the tape drive and tape automation markets as a result of competitors introducing competing products based on new technology standards, which could materially and adversely affect our business, financial condition and results of operations”, “We have experienced a downward trend in tape media and tape royalty revenues, primarily caused by year-over-year declines in media unit sales, and more recently, declines in media prices, which has had a negative effect on our profits and cash flow. If this trend were to continue or worsen, our business, financial condition and operating results may be even further materially and adversely affected”, and “We have and continue to make significant changes to our infrastructure and management, including consolidating or eliminating systems and functions and reducing the number of employees supporting functions. If we do not manage these changes successfully, our business could be disrupted and that could adversely impact our results of operations and financial condition”.  Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	March 31, 2004	March 31, 2003	March 31, 2004	March 31, 2003
Product revenue	$175,530	$187,031	$677,259	$684,156
Royalty revenue	30,381	48,105	131,125	186,653

Total revenue	205,911	235,136	808,384	870,809
Cost of revenue	140,983	162,335	556,725	603,646

Gross margin	64,928	72,801	251,659	267,163
Operating expenses:
Research and development	25,971	29,232	103,471	111,926
Sales and marketing	24,709	22,919	97,844	100,454
General and administrative	14,311	15,868	54,824	71,266
Goodwill impairment	--	--	--	58,689
Special charges	7,052	79	15,212	24,200
Purchased in-process research and development	--	7,802	--	7,802

	72,043	75,900	271,351	374,337

Loss from operations	(7,115)	(3,009)	(19,692)	(107,174)
Equity investment write-downs	--	--	--	(17,061)
Interest income and other, net	3,344	2,577	8,917	11,481
Interest expense	(3,170)	(6,169)	(17,617)	(24,419)
Loss on debt extinguishment	--	--	(2,565)	--

Loss before income taxes	(6,941)	(6,691)	(30,957)	(137,173)
Income tax provision (benefit)	2,844	74	32,758	(5,085)

Loss from continuing operations	(9,785)	(6,765)	(63,715)	(132,088)

Discontinued operations:
Income (loss) from discontinued operations, net of income taxes	650	326	1,693	(37,909)

Income (loss) from discontinued operations	650	326	1,693	(37,909)

Loss before cumulative effect of an accounting change	(9,135)	(6,439)	(62,022)	(169,997)
Cumulative effect of an accounting change	--	--	--	(94,298)

Net loss	$(9,135)	$(6,439)	$(62,022)	$(264,295)

Loss per share from continuing operations
Basic	$(0.05)	$(0.04)	$(0.36)	$(0.81)
Diluted	$(0.05)	$(0.04)	$(0.36)	$(0.81)

Income (loss) per share from discontinued operations
Basic	$--	$--	$0.01	$(0.23)
Diluted	$--	$--	$0.01	$(0.23)

Cumulative effect per share of an accounting change
Basic	$--	$--	$--	$(0.58)
Diluted	$--	$--	$--	$(0.58)

Net loss per share
Basic	$(0.05)	$(0.04)	$(0.35)	$(1.63)
Diluted	$(0.05)	$(0.04)	$(0.35)	$(1.63)

Weighted average common and common equivalent shares
Basic	179,144	171,550	176,037	162,208
Diluted	179,144	171,550	176,037	162,208

QUANTUM CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	March 31, 2004	March 31, 2003	March 31, 2004	March 31, 2003
Product revenue	$175,530	$187,031	$677,259	$684,156
Royalty revenue	30,381	48,105	131,125	186,653

Total revenue	205,911	235,136	808,384	870,809
Cost of revenue	138,009	159,361	544,829	594,947

Gross margin	67,902	75,775	263,555	275,862
Operating expenses:
Research and development	25,551	28,975	101,769	111,625
Sales and marketing	23,835	21,605	93,468	95,915
General and administrative	14,185	15,742	54,321	70,762
Special charges	--	--	476	--

	63,571	66,322	250,034	278,302

Income (loss) from operations	4,331	9,453	13,521	(2,440)
Interest income and other, net	3,344	2,577	8,917	11,481
Interest expense	(3,170)	(6,169)	(17,617)	(24,419)

Income (loss) before income taxes	4,505	5,861	4,821	(15,378)
Income tax provision (benefit)	2,844	1,759	11,496	(4,613)

Net income (loss)	$1,661	$4,102	$(6,675)	$(10,765)

Net income (loss) per share
Basic	$0.01	$0.02	$(0.04)	$(0.07)
Diluted	$0.01	$0.02	$(0.04)	$(0.07)

Weighted average common and common equivalent shares
Basic	179,144	171,550	176,037	162,208
Diluted	182,585	174,970	176,037	162,208

The non-GAAP amounts have been adjusted to eliminate the following:

Restructuring related
Special charges: mainly severance charges	$7,386	$79	$12,735	$24,200
Special charges: valuation charge against manufacturing facility	(334)	--	2,001	--

Investment related
Equity investment write-downs	--	--	--	17,061

Acquisition and divestiture related
Results of discontinued operations, net of income taxes	(650)	(326)	(1,693)	21,418
Impairment of NAS net assets	--	--	--	16,491
Purchased in-process research and development	--	7,802	--	7,802

Other
Cumulative effect of an accounting change (SFAS No. 142 adjustment)	--	--	--	94,298
Goodwill impairment	--	--	--	58,689
Loss on debt extinguishment	--	--	2,565	--
Amortization of intangible assets (1)	4,394	4,671	18,477	14,043

Income tax expense related to outsourced manufacturing	--	--	--	10,293
Income tax expense related to purchase of IP technology	--	--	--	1,850
Income tax effect related to all other charges	--	(1,685)	--	(12,615)
Valuation charge against net deferred tax assets	--	--	21,262	--

Total non-GAAP adjustments	$10,796	$10,541	$55,347	$253,530

Note 1 The amortization of intangibles was allocated as follows:

Cost of revenue	$2,974	$2,974	$11,896	$8,699
Research and development	420	257	1,702	301
Sales and marketing	874	1,314	4,376	4,539
General and administrative	126	126	503	504

	$4,394	$4,671	$18,477	$14,043

GAAP TO NON-GAAP RECONCILIATION OF CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended				Three Months Ended

	March 31, 2004			March 31, 2004	March 31, 2003			March 31, 2003

	GAAP	Adjustments	Notes	Non-GAAP	GAAP	Adjustments	Notes	Non-GAAP

Product revenue	$175,530			$175,530	$187,031			$187,031
Royalty revenue	30,381			30,381	48,105			48,105

Total revenue	205,911			205,911	235,136			235,136
Cost of revenue	140,983	$(2,974)	A	138,009	162,335	$(2,974)	A	159,361

Gross margin	64,928	2,974		67,902	72,801	2,974		75,775
Operating expenses:
Research and development	25,971	(420)	A	25,551	29,232	(257)	A	28,975
Sales and marketing	24,709	(874)	A	23,835	22,919	(1,314)	A	21,605
General and administrative	14,311	(126)	A	14,185	15,868	(126)	A	15,742
Goodwill impairment	--			--	--	--		--
Special charges	7,052	(7,052)		--	79	(79)		--
Purchased in-process research and development	--	--		--	7,802	(7,802)		--

	72,043	(8,472)		63,571	75,900	(9,578)		66,322

Income (loss) from operations	(7,115)	11,446		4,331	(3,099)	12,552		9,453
Equity investment write-downs	--			--	--			--
Interest income and other, net	3,344			3,344	2,577			2,577
Interest expense	(3,170)			(3,170)	(6,169)			(6,169)
Loss on debt extinguishment	--			--	--			--

Income (loss) before income taxes	(6,941)	11,446		4,505	(6,691)	12,552		5,861
Income tax provision (benefit)	2,844	--		2,844	74	1,685	B	1,759

Income (loss) from continuing operations	(9,785)	11,446		1,661	(6,765)	10,867		4,102

Discontinued operations:
Income (loss) from discontinued operations, net of income taxes	650	(650)		--	326	(326)		--

Income (loss) from discontinued operations	650	(650)		--	326	(326)		--
Income (loss) before cumulative effect of an accounting change	(9,135)	10,796		1,661	(6,439)	10,541		4,102
Cumulative effect of an accounting change	--			--	--			--

Net income (loss)	$(9,135)	$10,796		$1,661	$(6,439)	$10,541		$4,102

Net income (loss) per share-diluted	$(0.05)	$0.06		$0.01	$(0.04)	$0.06		$0.02

	Twelve Months Ended				Twelve Months Ended

	March 31, 2004			March 31, 2004	March 31, 2003			March 31, 2003

	GAAP	Adjustments	Notes	Non-GAAP	GAAP	Adjustments	Notes	Non-GAAP

Product revenue	$677,259			$677,259	$684,156			$684,156
Royalty revenue	131,125			131,125	186,653			186,653

Total revenue	808,384			808,384	870,809			870,809
Cost of revenue	556,725	$(11,896)	A	544,829	603,646	$(8,699)	A	594,947

Gross margin	251,659	11,896		263,555	267,163	8,699		275,862
Operating expenses:
Research and development	103,471	(1,702)	A	101,769	111,926	(301)	A	111,625
Sales and marketing	97,844	(4,376)	A	93,468	100,454	(4,539)	A	95,915
General and administrative	54,824	(503)	A	54,321	71,266	(504)	A	70,762
Goodwill impairment	--			--	58,689	(58,689)		--
Special charges	15,212	(14,736)		476	24,200	(24,200)		--
Purchased in-process research and development	--	--		--	7,802	(7,802)		--

	271,351	(21,317)		250,034	374,337	(96,035)		278,302

Income (loss) from operations	(19,692)	33,213		13,521	(107,174)	104,734		(2,440)
Equity investment write-downs	--			--	(17,061)	17,061		--
Interest income and other, net	8,917			8,917	11,481			11,481
Interest expense	(17,617)			(17,617)	(24,419)			(24,419)
Loss on debt extinguishment	(2,565)	2,565		--	--			--

Income (loss) before income taxes	(30,957)	35,778		4,821	(137,173)	121,795		(15,378)
Income tax provision (benefit)	32,758	(21,262)	C	11,496	(5,085)	472	D	(4,613)

Income (loss) from continuing operations	(63,715)	57,040		(6,675)	(132,088)	121,323		(10,765)

Discontinued operations:
Income (loss) from discontinued operations, net of income taxes	1,693	(1,693)		--	(37,909)	37,909		--

Income (loss) from discontinued operations	1,693	(1,693)		--	(37,909)	37,909		--
Income (loss) before cumulative effect of an accounting change	(62,022)	55,347		(6,675)	(169,997)	159,232		(10,765)
Cumulative effect of an accounting change	--	--		--	(94,298)	94,298		--

Net income (loss)	$(62,022)	$55,347		$(6,675)	$(264,295)	$253,530		$(10,765)

Net income (loss) per share-diluted	$(0.35)	$0.31		$(0.04)	$(1.63)	$1.56		$(0.07)

Notes
(A)	Amortization of intangible assets

(B)	Tax benefit on certain non-GAAP adjustments

(C)	Valuation charge against net deferred tax assets

(D)	Income tax expense related to outsourced manufacturing	$10,293
	Income tax expense related to purchase of IP technology	1,850
	Income tax expense related to all other charges	(12,615)

		$(472)

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,2004	March 31, 2003

Assets
Current assets:
Cash and cash equivalents	$214,607	$221,734
Short-term investments	50,800	97,055
Accounts receivable, net of allowance for doubtful accounts of $9,988 and $8,927	117,397	133,760
Deferred income taxes	27,514	46,370
Inventories	48,343	61,735
Service inventories	51,258	49,104
Other current assets	36,625	26,080

Total current assets	546,544	635,838

Long-term assets:
Property and equipment, net	40,377	59,092
Goodwill	45,690	40,916
Intangible assets, net	60,874	79,444
Other assets	12,073	10,606
Receivable from Maxtor Corporation	--	95,833

Total long-term assets	159,014	285,891

	$705,558	$921,729

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$67,341	$104,495
Accrued warranty	38,015	49,582
Short-term debt	537	--
Other accrued liabilities	105,991	99,899

Total current liabilities	211,884	253,976

Long-term liabilities:
Deferred income taxes	27,125	25,091
Convertible subordinated debt	160,000	287,500
Stockholders’ equity	306,549	355,162

	$705,558	$921,729